 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO:   Coda Octopus Group, Inc.

As registered independent certified public accountants, we hereby consent to the inclusion in the Form S-1 Registration Statement of our report, dated January 16, 2008, except for Note 15, as to which the date is February 26, 2008, relating to the consolidated financial statements of Coda Octopus Group, Inc. and to the reference to our Firm under the caption   “Experts” appearing in the Prospectus.

/s/ RBSM LLP
RBSM LLP

New York, New York
June 6, 2008